    As filed with the Securities and Exchange Commission on January 8, 1999
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MEDICALCONTROL, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                                       75-2297429
(State of incorporation)                 (I.R.S. employer identification no.)

  8625 King George Drive, Suite 300                       75235
            Dallas, Texas                              (Zip code)
(Address of principal executive office)

                         ------------------------------

                     Qualified Employee Stock Purchase Plan
                            (Full title of the plan)


   Stephanie McVay, General Counsel                        Susan Henderson
          MedicalControl, Inc.                        Crouch & Hallett, L.L.P.
  8625 King George Drive, Suite 300                     717 N. Harwood Street
         Dallas, Texas 75235                                 Suite 1400
           (214) 630-6368                                Dallas, Texas 75201
                                                           (214) 953-0053


         (Names, addresses and telephone numbers, including area codes, of agents for service)

                         ------------------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS: Sales to the purchasers of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum       Proposed Maximum
    Title of Securities         Amount to be            Offering                Aggregate               Amount of
     to be Registered            Registered          Price Per Share         Offering Price         Registration Fee*
    -------------------         ------------         ----------------       ----------------        ----------------
Common Stock,                      60,000                 $7.57                  $454,200                $127.00
$0.01 par value

--------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

         (iii) The description of the registrant's Common Stock, $.01 par value ("Common Stock") which is contained in the Company's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law ("Delaware GCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorney's fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's By-laws provide that the Registrant shall indemnify its employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Section 145 of the Delaware GCL.

         Section 102 of the Delaware GCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violations of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

         The Company has also agreed to indemnify its directors in their capacity as directors of the Company against any and all liability and reasonable expense that may be incurred by the director or directors in connection with or resulting from (a) any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Proceeding"), (b) an appeal in such a Proceeding or (c) any inquiry or investigation that could lead to such a Proceeding, all to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          5     Opinion of Stephanie McVay, Esq. (filed herewith).

         23(a)  Consent of Arthur Andersen LLP (filed herewith).

         23(b)  Consent of Stephanie McVay, Esq. (included as part of
                Exhibit 5).

         24     Power of Attorney (see signature page of this Registration
                Statement)

ITEM 9.  UNDERTAKINGS.

          (1)     The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act.;

                      (ii) Reflect in the prospectus any facts or events which,
                  individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) Include any material information on the plan of
                  distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and State of Texas on the 8th day of January, 1999.

                              MEDICALCONTROL, INC.


                              By /s/ John Ward Hunt
                                 ------------------------------------------
                                  John Ward Hunt, President and
                                  Chief Executive Officer


                                POWER OF ATTORNEY

          Each of the undersigned hereby appoints John Ward Hunt as his or her attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on January 8, 1999.

Signature                                Title
---------                                -----
/s/ John Ward Hunt                       President, Chief Executive Officer, Chief
------------------------------           Financial Officer and Chairman of the Board
John Ward Hunt                           of Directors
                                         (Principal Executive Officer)

/s/ David A. Hanson                      Vice President, Finance and Accounting
------------------------------           (Principal Financial Officer and Accounting
David A. Hanson                          Officer)


------------------------------           Director
Robert W. Philip

/s/ William L. Amos, Jr.                                  Director
------------------------------
William L. Amos, Jr., M.D.


/s/ D. Samuel Coats                                       Director
------------------------------
D. Samuel Coats

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------
  5          Opinion of Stephanie McVay, Esq. (filed herewith).

 23(a)       Consent of Arthur Andersen LLP (filed herewith).

 23(b)       Consent of Stephanie McVay, Esq. (included as part of
             Exhibit 5).

 24          Power of Attorney (see signature page of this Registration
             Statement)